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                                                                    Exhibit 3.20

                Certificate of Formation of GameStop (LP), LLC.

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                            CERTIFICATE OF FORMATION

                                       OF

                                GAMESTOP(LP), LLC

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                    UNDER SECTION 18-201 OF THE DELAWARE CODE

                                   ----------

               The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to Chapter 18, Title 6 of the Delaware Code, as amended and supplemented, and known, identified and referred to as the "Delaware Limited Liability Company Act" (the "Act"), hereby certifies that:

          FIRST: The name of the limited liability company is GAMESTOP (LP), LLC (hereinafter called the "Company").

          SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by
Section 18-104 of the Act are:

               Capitol Services, Inc.
               615 S. Dupont Highway
               Dover, Delaware 19901

          IN WITNESS WHEREOF, I hereunto sign my name this 24th day of May, 2004.


                                        /s/ Kevin A. Carey
                                        ----------------------------------------
                                        Kevin A. Carey
                                        Authorized Individual

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 01:04 PM 05/26/2004
                                                     FILED 01:04 PM 05/26/2004
                                                   SRV 040390295 - 3808564 FILE